UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2005

ACTIVANT SOLUTIONS INC.

(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	333-49389 (Commission file number)	94-2160013 (I.R.S. employer identification no.)

804 Las Cimas Parkway Austin, Texas (Address of principal executive offices)	78746 (Zip Code)

Registrant’s telephone number, including area code: (512) 328-2300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

     See disclosure under Item 2.03 of this report, which is incorporated by reference in this Item 1.01.

Item 2.01    Completion of Acquisition or Disposition of Assets.

     On March 30, 2005, Activant Solutions Inc. (the “Company”) issued a press release announcing the completion of its tender offer to acquire the outstanding common shares of Speedware Corporation Inc. (“Speedware”) for CDN $3.91 per share. 35,338,465 common shares of Speedware (including common shares subject to notice of guaranteed delivery), representing approximately 96% of the outstanding common shares, were tendered and not withdrawn pursuant to the offer. The Company, through a wholly-owned subsidiary, will exercise its statutory rights under the Canada Business Corporations Act to compulsorily acquire the remaining Speedware common shares that were not tendered pursuant to the offer. It is anticipated that this compulsory acquisition will be completed on or before April 6, 2005, at which time the Company will become the owner of all outstanding shares of Speedware’s common stock.

     The Company obtained the necessary funds to finance the acquisition through an offering of $120 million aggregate principal amount of Floating Rate Senior Notes due 2010. Further information regarding such notes offering is set forth in Item 2.03 below.

     A copy of the press release is attached to this report as Exhibit 99.1.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On March 30, 2005, the Company completed an offering of $120 million aggregate principal amount of Floating Rate Senior Notes due 2010 (the “Notes”). The Company intends to use the proceeds from the offering of the Notes to fund the total consideration paid in connection with the Company’s offer to purchase all of the issued and outstanding shares of common stock of Speedware, as described in Item 2.01 above, and to pay transaction fees and expenses. The Notes were sold only to qualified institutional buyers in the United States under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and certain investors under Regulation S of the Securities Act. The offering was consummated pursuant to the terms of the Purchase Agreement, dated as of March 10, 2005, among the Company, certain subsidiaries of the Company as guarantors and the initial purchasers of the Notes.

     The Company received approximately $116.7 million of proceeds from the Notes offering, after deducting the initial purchasers’ discount. The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Indenture

     The Notes were issued under an Indenture, dated March 30, 2005, among the Company, the subsidiary guarantors and Wells Fargo Bank, National Association, as trustee (the “Indenture”). The Notes and guarantees are general, unsecured obligations of the Company and the subsidiary guarantors.

     The Indenture and form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will mature on April 1, 2010 and that interest will be payable in cash in arrears on January 1, April 1, July 1 and October 1 of each year, beginning July 1, 2005. The Notes will bear interest at a rate per annum equal to LIBOR (as defined in the indenture) plus 6.00%. The initial rate of interest will be 9% and the LIBOR component of the interest rate will be reset quarterly, commencing July 1, 2005.

     The Company may redeem some or all of the Notes at any time on or after April 1, 2006. It may also redeem up to 35% of the aggregate principal amount of the Notes using the proceeds from certain public equity offerings completed before April 1, 2006. If the Company experiences specific kinds of changes of control or it sells assets under certain circumstances, it will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any.

     The Indenture contains covenants that limit the ability of the Company and the ability of its restricted subsidiaries (as defined in the Indenture): (i) to make certain distributions, investments and other restricted payments; (ii) to pay dividends and repurchase capital stock; (iii) to create certain liens; (iv) to merge, consolidate or sell substantially all of its assets; (v) to sell assets; (vi) to enter into agreements that restrict dividends from subsidiaries; (vii) to enter into transactions with affiliates; and (viii) to incur or guarantee certain indebtedness.

     The Notes and the Indenture contain customary events of default including, without limitation, (i) the failure to pay interest on the Notes when due and payable and the default continues for a period of 30 days, (ii) the failure to pay principal or premium on the Notes when due and payable, at maturity, upon redemption or otherwise, (iii) a default in the observance or performance of any other covenant or agreement contained in the Notes or the Indenture, which default continues for a period of 30 days after the Company receives written notice thereof, (iv) the failure to pay at the final stated maturity, (v) the guarantee of any significant subsidiary (as defined in the Indenture), if any, ceases to be in full force and effect except as otherwise permitted, (vi) one or more judgments in an aggregate amount in excess of $10.0 million (which are not covered by insurance as to which the insurer has not disclaimed coverage), and (vii) certain events of bankruptcy.

Registration Rights Agreement

     In connection with the completion of the notes offering, the Company and the subsidiary guarantors entered into an Exchange and Registration Rights Agreement, dated March 30, 2005, with the initial purchasers (the “Registration Rights Agreement”).

     The Registration Rights Agreement requires the Company: (i) to file, within 180 days after the issue date of the Notes, a registration statement with respect to an offer to exchange the Notes for other freely tradable notes, that are registered with the SEC and that have substantially identical terms as the Notes; (ii) to cause such exchange offer registration statement to become effective within 270 days after the issue date of the Notes; and (iii) to consummate the exchange offer within 300 days after the issue date of the Notes. If the Company is not able to effect the exchange offer, it will file and cause to become effective a shelf registration statement relating to resales of the Notes. In the event that the Company does not comply with certain covenants set forth in the Registration Rights Agreement it will be obligated to pay liquidated damages to the holders of the Notes.

     The above descriptions of the Notes, the Indenture and the Registration Rights Agreement do not purport to be complete statements of the parties rights and obligations under the Notes, the Indenture or the Registration Rights Agreement. The above descriptions are qualified in their entirety by reference to the Indenture (including the form of Note attached as an exhibit thereto) and the Registration Rights Agreement, copies of which are attached to this Current Report of Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

     The (i) audited historical financial statements of Speedware for the fiscal year ended September 30, 2004 and (ii) unaudited historical financial statements of Speedware for the three months ended December 31, 2004 required by Item 9.01(a) of Form 8-K were filed by the Company in its Current Report on Form 8-K filed on February 25, 2005, which is incorporated by reference in this Item 9.01.

(b)	Pro Forma Financial Information

     The unaudited pro forma condensed combined financial information for the twelve months ended December 31, 2004, the three months ended December 31, 2004 and the twelve months ended September 30, 2004 that gives effect to the acquisition of Speedware and the notes offering, required by Item 9.01(b) of Form 8-K were filed by the Company in its Current Report on Form 8-K filed on February 25, 2005, which is incorporated by reference in this Item 9.01.

(c)	Exhibits

4.1	Indenture, dated as of March 30, 2005, among Activant Solutions Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Exchange and Registration Rights Agreement, dated March 30, 2005, among Activant Solutions Inc., the Guarantors party thereto and JP Morgan Securities Inc., for itself and on behalf of the initial purchasers.

4.3	Purchase Agreement, dated March 10, 2005, among Activant Solutions Inc., Triad Systems Corporation, , CCI/ARD, Inc., CCI/Triad Gem, Inc.,

Triad Data Corporation and Triad Systems Financial Corporation, collectively, as Guarantors, and JP Morgan Securities Inc. and Deutsche Bank Securities Inc., as the Initial Purchasers.

99.1	Press Release dated March 30, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.
Date: March 30, 2005	By:	/s/ Greg Petersen
		Name:	Greg Petersen
		Title:	Senior Vice President and Chief Financial Officer